                                                                      EXHIBIT 11

                    MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


Note: Earnings per share are presented in accordance with Regulation S-K Item 601 (b) and FAS No. 128.


                                                                          Three Months Ended
                                                             ---------------------------------------------
                                                             April 1, 2000                   April 3, 1999
                                                             -------------                   -------------


Net earnings                                                    $33,997                          27,892
                                                                =======                          ======

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                 55,611                          60,565

      Add weighted-average dilutive potential common
        shares - options to purchase common shares,                 486                             720
        net
                                                                -------                          ------

Weighted-average common and dilutive potential
    common shares outstanding                                    56,097                          61,285


Basic earnings per share                                        $  0.61                            0.46
                                                                =======                          ======

Diluted earnings per share                                      $  0.61                            0.46
                                                                =======                          ======